               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Accounting and Actuarial Experts" in the Variable Estate Protection Prospectus and "Other Service Providers and Experts" in the Statement of Additional Information and to the use of our reports dated February 6, 2004, with respect to the financial statements of John Hancock Variable Life Account UV, and dated February 25, 2004, with respect to the financial statements of John Hancock Life Insurance Company, included in this Post-Effective Amendment No. 13 to the Registration Statement (Form N-6, No. 33-64364).


                                                /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 23, 2004